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                                                                     EXHIBIT 5.1

                       [LETTERHEAD OF COOLEY GODWARD LLP]


July 11, 2000


Pharsight Corporation
800 West El Camino Real, Suite 200
Mountain View, California 94040

Ladies and Gentleman:

You have requested our opinion with respect to certain matters in connection with the filing by Pharsight Corporation, a Delaware corporation (the "Company"), of a Registration Statement on Form S-1 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission), which Registration Statement covers the underwritten public offering of up to 4,312,500 shares of the Company's Common Stock with a par value of $0.001 (the "Shares") (including 562,500 shares of Common Stock for which the underwriters will be granted an over-allotment option). All of the Shares are to be sold by the Company as described in the Registration Statement.


In connection with this opinion, we have (i) examined and relied upon the Registration Statement and related Prospectus included therein, the Company's Amended and Restated Certificate of Incorporation, the Company's Bylaws, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below and
(ii) assumed that the shares of Common Stock will be sold to the Underwriters at a price established by the Pricing Committee of the Board of Directors of the Company. We have assumed the genuineness and authenticity of all documents submitted to us as originals, and the conformity to originals of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.


On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold in accordance with the Registration Statement and related Prospectus, will be validly issued, fully paid and nonassessable.

We consent to the reference to our firm under the caption "Legal Matters" in the Prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

COOLEY GODWARD LLP

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
By:                   /s/ Brett D. White
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                        Brett D. White
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